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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


Capstone Med., Inc. f/k/a DCMED, Inc.

MediDyne Corp.

PharMerica Drug Systems, Inc.

DOC Pharmacy, Inc.

Hollins Manor I, LLC.

Goot's Goodies, Inc.

Southwest Pharmacies, Inc.

Goot Westbridge Pharmacy, Inc.

Goot Nursing Home Pharmacy, Inc.

Goot's Pharmacy and Orthopedic Supply, Inc.

Capstone Pharmacy of Delaware, Inc.
  f/k/a B.T. Smith, Inc.

Rombro's Drug Center, Inc.

Family Center Pharmacy, Inc.

Compuscript, Inc.

Premier Pharmacy, Inc.

Pharmacy Corporation of America

Tmesys, Inc.

Express Pharmacy Services, Inc.

Alliance Health Services, Inc.

Beverly Acquisition Corporation

Computran Systems, Inc.

Dunnington Drug, Inc.



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Healthcare Prescription Services, Inc.

Insta-Care Holdings, Inc.

Medical Health Industries, Inc.

Alliance Home Health Care, Inc.

Brownstone Pharmacy, Inc.

Omni Med B, Inc.

Dunnington Rx Services of Rhode Island, Inc.

Dunnington Rx Services of Massachusetts, Inc.

DD Wholesale, Inc.

Pharmacy Corporation of America-Massachusetts, Inc.

Insta-Care Pharmacy Services Corporation

Pharmacy Dynamics Group, Inc.